As filed with the Securities and Exchange Commission on October 14, 2016

Registration No.  333-____________

___________________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of Principal Executive Offices; Zip Code)

____________________________

VolitionRx 2015 Stock Incentive Plan, as amended

(Full title of the plan)

____________________________

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19899

(Name and address of agent for service)

+1 (646) 650-1351

(Telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser

Peter Dansie

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in

Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer      .

Accelerated filer      .

Non-accelerated filer      .

Smaller reporting company  X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	750,000	$4.87	$3,652,500	$423.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Represents 750,000 additional shares of the registrant’s common stock reserved for issuance pursuant to the Plan.

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for purposes of calculating the registration fee, which is the average of the high and low sales price of the registrant’s common stock as reported on the NYSE MKT on October 11, 2016.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 750,000 shares of VolitionRx Limited (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”), which are the same class as those securities registered on the Registrant’s prior registration statement on Form S-8 (File No. 333-208512), filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2015.  The contents of the foregoing registration statement on Form S-8 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Namur, Belgium, on October 14, 2016.

VOLITIONRX LIMITED

By:

/s/ Cameron Reynolds

Cameron Reynolds

President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cameron Reynolds and Rodney Rootsaert, and each of them, acting individually, his true and lawful attorneys-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Reynolds Cameron Reynolds	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2016

/s/ David Kratochvil David Kratochvil	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 14, 2016

/s/ Rodney Gerard Rootsaert Rodney Gerard Rootsaert	Secretary	October 14, 2016

/s/ Dr. Martin Faulkes Dr. Martin Faulkes	Director	October 14, 2016

/s/ Guy Innes Guy Innes	Director	October 14, 2016

/s/ Dr. Alan Colman Dr. Alan Colman	Director	October 14, 2016

/s/ Dr. Habib Skaff Dr. Habib Skaff	Director	October 14, 2016

/s/ Dr. Edward Futcher Dr. Edward Futcher	Director	October 14, 2016

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation.	8-K	001-36833	3.1	10/11/16
4.2	Amended and Restated Bylaws.	S-8	333-208512	4.2	12/11/15
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.					X
10.1	2015 Stock Incentive Plan, as amended.					X
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Stock Incentive Plan.					X
10.3	Form of Notice of Restricted Stock Award and Restricted Stock Agreement under the 2015 Stock Incentive Plan.					X
10.4	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the 2015 Stock Incentive Plan.					X
10.5	Form of Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement under the 2015 Stock Incentive Plan.					X
10.6	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the 2015 Stock Incentive Plan.					X
10.7	Form of Notice of Performance Shares Award and Performance Shares Agreement under the 2015 Stock Incentive Plan.					X
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).					X
23.2	Consent of Independent Registered Public Accounting Firm (Sadler, Gibb and Associates, LLC).					X
24.1	Power of Attorney (contained on signature page).					X

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